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                                  Exhibit 10.5
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                                Table of Contents
                                -----------------

PART I - GENERAL PROVISIONS                                                Page
                                                                           ----

Article I - Purpose ......................................................   2
Article II - Definitions .................................................   2
Article III - Eligibility ................................................   6
Article IV - Method of Payment of Benefits ...............................   6
Article V - Designation of Beneficiaries .................................   9
Article VI - Authorities .................................................  10
Article VII - Rights of Participants .....................................  12
Article VIII - Administration of the Program .............................  12
Article IX - Non-Duplication of Benefits .................................  13
Article X - Participating Affiliates .....................................  14

PART II - SUPPLEMENTAL RETIREMENT BENEFIT PLAN OF MOBIL OIL CORPORATION

Article I - Purpose ......................................................  15
Article II - Eligibility .................................................  15
Article III - Amount of Benefits .........................................  15

PART III - SUPPLEMENTAL SAVINGS BENEFIT PLAN OF MOBIL OIL CORPORATION

Article I - Purpose ......................................................  18
Article II - Eligibility .................................................  18
Article III - Amount of Benefits .........................................  18

PART IV - RETIREMENT BENEFIT ENHANCEMENT PLAN OF MOBIL OIL CORPORATION

Article I - Purpose ......................................................  22
Article II - Eligibility .................................................  22
Article III - Amount of Benefits .........................................  22

PART V - RETIREMENT BENEFIT EQUALIZATION PLAN OF MOBIL OIL CORPORATION

Article I - Purpose ......................................................  24
Article II - Eligibility .................................................  24
Article III - Amount of Benefits .........................................  24

                                     PART I

                               GENERAL PROVISIONS


                               Article I - Purpose
                               -------------------

1.1 The purpose of this Program is to provide for the payment of benefits to certain participants in the Retirement Plan of Mobil Oil Corporation and the Employees Savings Plan of Mobil Oil Corporation.

1.2  This Program is comprised of multiple Parts, Part I - General Provisions,
     Part II - the Supplemental Retirement Benefit Plan, Part III - the Supplemental Savings Benefit Plan, Part IV - the Retirement Benefit Enhancement Plan, and Part V - the Retirement Benefit Equalization Plan. As set forth herein, the Program constitutes an amendment and restatement as of January 1, 1998, of the Supplemental Benefit Plan established by Mobil Oil Corporation effective January 1, 1976 and amended and restated from time to time.

1.3 Eligibility for benefits and the amount of such benefits under this Program and each of its Parts shall be determined by Mobil Oil Corporation in accordance with the provisions of each of its separate Parts.

1.4 This Program and each of its Parts is intended to constitute an unfunded "excess benefit plan" (as defined in Section 3(36) of ERISA). To the extent that any benefit for any Participant does not qualify for such status, this Program and each of its Parts is intended to constitute an unfunded plan maintained by Mobil Oil Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (as defined in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA).


                            Article II - Definitions
                            ------------------------

When used in this Program or any of its Parts, the following defined terms shall have the following meanings:

2.1 "Affiliated Company" shall mean any corporation described in Article II (a) of the Retirement Plan or Section 1.3 of the Savings Plan.

2.2 "Base Pay" shall mean Base Pay as defined in the Savings Plan as in effect from time to time, but excluding the amounts of any short-term incentive awards under the Incentive Plan.

2.3 "Beneficiary" shall mean the beneficiary or beneficiaries designated by a Participant in accordance with Article V of Part I herein to receive the benefits, if any, payable under any Part of this Program upon such Participant's death.

2.4 "Change in Control" shall mean a Change in Control as defined in the Mobil Corporation Employee Severance Plan.

2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6 "Current Benefit" shall mean the benefit determined under the Retirement Plan's benefit formula, including any applicable Limitation on Benefits or Limitation on Compensation, which a person would be eligible to receive if he or she were to terminate employment on a specified date and elect to receive a benefit at the earliest date permitted under the provisions of the Retirement Plan.

2.7  "Company" shall mean Mobil Oil Corporation.

2.8 "Director or Officer" shall mean a director or officer of Mobil Corporation, as defined in Rule 16a-l(f) under the Securities Exchange Act of 1934.

2.9 "Eligible Above Base Pay" shall mean, for purposes of determining the Supplemental Savings Benefit for any Participant, any short term incentive award (whether paid or deferred) under the Incentive Plan; provided that the amount of any such award included as Eligible Above Base Pay shall not exceed 50% of the Participant's Base Pay.

2.10 "Eligibility Threshold Amount" shall mean $450,000 as adjusted from time to time by the Company to reflect changes in the Consumer Price Index for Urban Wage Earners and Clerical Workers for the period commencing June 30, 1985.

2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.12 "ESOP" shall mean the Leveraged Employee Stock Ownership Plan established under the Savings Plan.

2.13 "Executive Committee" shall mean the Executive Committee of the Board of Directors of the Company.

2.14 "Incentive Plan" shall mean the 1995 Mobil Incentive Compensation and Stock Ownership Plan and any predecessor or successor plan.

2.15 "Limitation on Benefits" shall mean the limitation on the "annual benefit" payable to Participants under the Retirement Plan in accordance with
     Section 415 of the Code.

2.16 "Limitation on Compensation" shall mean the limitation on the annual compensation of each Participant resulting from the exclusion from benefit calculations under the Retirement Plan and the Savings Plan of (i) compensation deferred pursuant to the Incentive Plan; and (ii) compensation in excess of the amount that can be included pursuant to Section 401(a)(17) of the Code.

2.17 "Limitation on Contributions" shall mean the limitation on the aggregate amount of "annual additions" which can be made to Participants' accounts under the Savings Plan in accordance with Section 415 of the Code.

2.18 "LTFI units" shall mean notional units of the Long-Term Fixed Income option under the Savings Plan.

2.19 "Participant" shall mean a person who is eligible to participate in any or all of the Plans set forth in Parts II, III, IV, or V in the manner described therein.

2.20 "Participating Affiliate" shall mean any Affiliated Company which meets the requirements set forth in Section 10.1(a) of this Part I.

2.21 "Participating Employee" shall have the meaning as set forth in Article II(q) of the Retirement Plan.

2.22 "Potential Retirement Benefit" shall mean a hypothetical benefit calculated according to the Retirement Plan but without taking into account (as otherwise required under the Retirement Plan) any applicable Limitation on Benefits or Limitation on Compensation.

2.23 "Predecessor Plan Participant" shall mean a person who terminated employment with the Company on a date prior to January 1, 1998, and with respect to whom a benefit is payable under the provisions of the Supplemental Benefit Plan in effect on the date his or her employment was terminated.

2.24 "Prorated Benefit" shall mean that portion of the Participant's life annuity determined pursuant to the Retirement Plan which is equal to a fraction, the numerator of which is the number of years and partial years of accredited service determined for such Participant in the relevant period, and the denominator of which is the total number of years and partial years of accredited service determined for such Participant.

2.25 "Retirement Date" shall mean the date upon which a participant in the Retirement Plan becomes eligible to receive benefits thereunder, by attainment of the requisite age and service requirements and separation from employment or retirement, provided that the Retirement Date for Participants who separated from service from the Company and are described in the following clauses shall not occur prior to separation from the successor employers referred to in such clauses:

          (a) A Plastics Participant, as defined in Appendix J of the Retirement Plan (i) who separated from service under the Retirement Plan as of the Effective Date, as defined in Appendix J of the Retirement Plan and (ii) who was employed by Tenneco as of the Effective Date;

          (b) A Participant whose employment terminated as a result of the sale of the Nichols, Florida operations and who was employed, on the effective date of such sale, by Agrifos;

          (c) A Participant whose employment terminated as a result of the joint venture between Mobil Natural Gas, Inc. and PanEnergy and who transferred directly from the Company to PanEnergy;

          (d) Any other Participant who transfers from the Company to a successor employer in connection with a divestiture, joint venture, merger or similar transaction, to the extent that any Board resolutions of the Company or purchase and sale agreements or other formal documents approving or implementing the transaction call for a delayed Retirement Date hereunder.

2.26 "Retirement Plan" shall mean the Retirement Plan of Mobil Oil Corporation, as it may be amended and restated from time to time.

2.27 "Salary Group Cut-Off" shall be Salary Group 22, as determined by the Company, or such other salary group that is selected by the Vice President
     - Human Resources, upon advice of Counsel, to be consistent with the purposes of this Program.

2.28 "Savings Plan" shall mean the Employees Savings Plan of Mobil Oil Corporation, as it may be amended and restated from time to time.

2.29 "Supplemental Benefit Plan" shall mean the Supplemental Benefit Plan established by Mobil Oil Corporation effective January 1, 1976, as amended on various dates through December 31, 1997.

2.30 "Supplemental Retirement Benefit" shall mean a benefit determined in accordance with the provisions of Article III of Part II.

2.31 "Supplemental Savings Benefit" shall mean a benefit determined in accordance with the provisions of Article III of Part III.


                            Article III - Eligibility
                            -------------------------

3.1 A participant in the Retirement Plan or the Savings Plan, who satisfies the separate eligibility criteria set forth in Parts II, III, IV, or V herein shall be a Participant in this Program.

3.2 A Predecessor Plan Participant shall be a Participant in this Program, except that the provisions of Article IV of this Part and Parts II, III, IV, and V herein shall have no effect with respect to such a Participant. The amount and form of the benefit payable to such a Participant shall be determined in accordance with the provisions of the Supplemental Benefit Plan in effect on the date such Participant terminated employment with the Company.

3.3 An employee who is eligible to be a Participant pursuant to the provisions of any Part of this Program shall receive the benefit, if any, to which he becomes eligible pursuant to the provisions of that Part.


                   Article IV - Method of Payment of Benefits
                   ------------------------------------------

4.1 Method of Payment of Benefits - At or Above Salary Group Cut-Off. For a
    -----------------------------------------------------------------
Participant who, as of the date of termination of employment, is employed in a salary group at or above the Salary Group Cut-Off, any benefits provided under this Program shall be payable as follows:

          (a) The total benefit payable under Parts II and III, as applicable, of this Program to or on account of a Participant shall be paid in equal monthly installments for a period of years and months which shall be the greater of 10 years or one-half the Participant's life expectancy, determined pursuant to the appropriate single-life annuity tables promulgated in Treasury Regulations under Sec. 72 of the Code as in effect on the effective date hereof.

          (b) The amount of a Participant's monthly installments shall be determined as the sum of: (i) 1.7 times the monthly annuity (if any) determined under Section 3.2 of Part II; plus (ii) the amount of monthly installments for the period defined in paragraph (a), above, that would be equivalent to the sum of the lump sum amounts (if any) determined under
     Article III of Part III and Article III of Part V (other than such amounts paid immediately pursuant to Section 4.4(b) of this Part I), using interest on unpaid balances accruing from the last day of the month following the Participant's Retirement Date at a rate equal to the average yield to maturity for U.S. Treasury securities with ten year maturities for the six month period ending with the second month preceding the Participant's Retirement Date, increased by 100 basis points (1%).

          (c) Notwithstanding the foregoing, if the total monthly benefit payable under paragraph (b), above, is less than $1,000, the equivalent value of such total monthly benefit (computed on the basis of the interest rate specified in paragraph (b), above) shall be paid in a single sum.

4.2 Method of Payment of Benefits - Below Salary Group Cut-Off. For a
    -----------------------------------------------------------
Participant who, as of the date of termination of employment, is employed in a salary group below the Salary Group Cut-Off, the benefits provided under this Program shall be payable as follows:

          (a) The total benefits payable under any applicable Parts of this Program to or on account of a Participant shall be paid as a lump sum. The amount of a Participant's benefit shall be the sum of the lump sum amounts (if any) determined under Section 3.1 of Part II and under Parts III, IV, and V.

          (b) Notwithstanding the foregoing, if the total lump sum benefit payable under paragraph (a), above, expressed as an equivalent monthly benefit, using the interest rate specified in Section 4.1(b), above, and the payment period specified in Section 4.1(a), above, would be $2,500 or more, then the benefit shall be paid in the form of such equivalent monthly benefit.

4.3  Change in Interest Rate. The Company may, in its sole discretion, change
     ------------------------
     the interest rate set forth in Section 4.1(b) of this Article IV, except that any reduction in such rate shall be effective only with respect to a Participant whose Retirement Date is later than the date of such change.

4.4  Time of Payment.
     ----------------

          (a) Termination of employment at or after age 50. Except as provided in this Section 4.4(a), lump sum payments pursuant to this Article IV shall be made, and

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

     installment payments pursuant to this Article IV shall commence, as of the last day of the month following the Participant's Retirement Date. If a Participant is entitled to severance benefits under any severance plan of the company, the commencement of benefit payments hereunder shall be deferred until the first month after the last month of the period for which such severance benefits are payable; provided that if the period for which severance benefits are payable ends after August 1 of any year, any lump sum payment hereunder shall be deferred until the first month of the next calendar year. If payment of any lump sum, or commencement of any annuity, is deferred pursuant to the foregoing sentence, the lump sum or annuity amount shall be increased by applying the interest rate set forth in
     Section 4.1(b) to the number of months of such deferral.

          (b) Termination of employment before age 50. If a Participant terminates employment prior to age 50, the Supplemental Savings Benefit shall be payable immediately in a lump sum. The balance of any payments shall be paid in a lump sum, or shall begin to be paid as an annuity, as applicable, on the last day of the month following the Participant's Retirement Date.

4.5  Death of Participant or Beneficiary.
     ------------------------------------

          (a) If the Participant dies after attaining age 50 but before commencing or receiving the entire amount of the benefits payable hereunder, the balance of such benefits shall be paid to his or her Beneficiary or Beneficiaries designated in accordance with the provisions of Article V herein in the same manner as such payments would have been made to the Participant. If no beneficiary is designated, or no beneficiary survives, the balance of any benefits payable hereunder shall be payable immediately to the Participant's estate in a lump sum.

          (b) If the Participant dies before attaining age 50, the amount of the benefits that would have been payable hereunder if the Participant's employment had terminated on the date of his or her death shall be payable immediately to the Beneficiary (or if no Beneficiary is designated or survives, to the Participant's estate) in an equivalent lump sum payment, using such actuarial assumptions as the Company in its sole discretion shall select.

          (c) If a Beneficiary who has begun receiving benefits hereunder pursuant to paragraph (a), above, dies before receiving the balance of all amounts that would have been payable to the Participant, the balance of such payments shall be made to any contingent beneficiary designated in accordance with the provisions of Article V herein, or, if no contingent beneficiary is designated or survives, to the Beneficiary's estate in a lump sum.

                    Article V - Designation of Beneficiaries
                    ----------------------------------------

5.1 A designation of a Beneficiary to receive benefits upon the death of a Participant shall be made in accordance with the following rules:

          (a) A Participant may, by written instrument signed by the Participant and delivered to the Company, name one or more persons as the Beneficiaries entitled to receive the amount, if any, payable under this Program upon his or her death. A Beneficiary designation shall also contain such other information as the Company may require. In the case of a Participant residing in a community property state, such Participant may not designate a Beneficiary other than his or her spouse to receive the benefits, if any, payable under his Plan, unless such spouse has consented in writing to such designation.

          (b) A designation of Beneficiary shall be effective upon receipt by the Company of the written instrument signed by the Participant. Such designation shall remain effective until either of the following events occur: (i) it is revoked or changed by the Participant or (ii) the designated Beneficiary dies before the Participant. A designation of Beneficiary may be changed or revoked by duly filing a new designation with the Company naming another person Beneficiary with respect to the same amount. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof shall be effective unless received prior to the Participant's death.

          (c) In the event of a dispute among Beneficiary claims, the Company may retain the amount in question, without liability for any interest thereon, until the rights thereto are determined, or may pay such amount to an appropriate court, and such payment shall discharge the Company's obligation to any person, trust or estate claiming an interest in such amount.

          (d) Acceptance of a designation of Beneficiary by the Company shall not constitute or be interpreted to be evidence of an acknowledgment that any person is a Participant under any of the provisions of this Program.


                            Article VI - Authorities
                            ------------------------

6.2  Program Not a Contract of Employment. This Program is not an employment
     -------------------------------------
     contract and neither the Program nor any action taken hereunder shall be construed as modifying the terms of any employee's or any Participant's employment, as giving to a Participant the right to be retained in the employ of the Company or any Affiliated Company, or as inducing any employee to continue in the employ of the Company or any Affiliated Company. The Company or any Affiliated Company may terminate the Participant's employment as freely and with the same effect as if this Program were not in existence.

6.3  Binding Nature. This Program shall be binding upon and inure to the benefit
     ---------------
     of the Company and its successors and assigns and the Participant, his or her Beneficiaries and his or her estate. Nothing in this Program shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to another corporation which assumes this Program and all obligations of the Company hereunder . Upon such a consolidation, merger, or transfer of assets and assumption, the term "Company" shall refer to such other corporation; and this Program shall continue in full force and effect.

6.4  Non-Funded Nature. This Program shall be an unfunded plan and all payments
     ------------------
     hereunder shall be made out of general assets of the Company and no special or separate fund shall be established nor other segregation of assets made to create plan assets or to cause this Program to be a funded plan. The Company may, at its sole discretion, place assets in a trust that may be used to meet all or a portion of the Company's obligations hereunder, and any right of a Participant or Beneficiary to any benefit payments under this Program is reduced by identifiable payments from either the Company or the trustee of any such trust. The assets of any such trust shall be available to the Company's general creditors (or, as to Participants who are employees of a Participating Affiliate, the Participating Affiliate's general creditors) in the event of the Company's (or Participating Affiliate's) insolvency or bankruptcy. The rights of any Participant under this Program are the rights of unsecured general creditors of the Company (or Participating Affiliate).

6.5  Non-Assignability. No interest under this Program shall be subject in any
     ------------------
     manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

6.6  Determination of Benefit. Except as expressly provided herein, whenever
     -------------------------
     under this Program it is necessary to determine whether one benefit is less than, equal to, or larger than another, or to determine the equivalent actuarial value of any benefit, whether or not such benefits are provided under this Program, such determination shall be made by the Company using mortality, interest, and other assumptions normally used at the time in determining actuarial equivalence under the Retirement Plan.

6.7  Withholding Taxes. The Company or its designated agent may withhold from
     -----------------
     any benefits payable under this Program all Federal, State, City or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

6.8  Payment of Benefits to Minors or Incompetents. In the event that the
     ---------------------------------------------
     Company shall find that a Participant, a spouse, or a designated Beneficiary is unable to care for his or her affairs because of age, lack of capacity, illness or accident, the Company may direct that any benefit payment due him or her, unless claim shall have been made therefore by a duly appointed legal representative, shall be paid to the spouse, a child, a parent, or other relative, or to a person with whom he or she resides, or any of them, in such manner and proportion as the Company may deem proper and any such payment so made shall be a complete discharge of the liabilities of the Company therefor.

6.9  Amendment and Termination. Prior to a Change in Control, this Program may
     -------------------------
     be amended, modified, suspended, or terminated, in whole or in part, by action of the Company at any time, but such action shall not (i) reduce the present value of any benefit which would otherwise be determined to be payable under Article III of Part II by an amount which is greater than the amount of the increase, if any, in the present value of the Participant's Current Benefit which occurs after the date of such action; (ii) reduce the amount of any Supplemental Savings Benefit credited to or for the account of a Participant under Article III of Part III for a period prior to the date of such action, or reduce any guaranteed notional earnings rate with respect to any amounts credited to the account of a Participant under such
     Article III to a rate lower than that in effect at the time the amounts were so credited; (iii) reduce any benefit determined under Article III of
     Part IV for a Participant whose Retirement Date is prior to the date of such action; (iv) reduce any benefit determined under Article III of Part V for a Participant whose Retirement Date is prior to the date of such action; (v) reduce the notional interest rate described in Section 4.1 of this Part, except with respect to a Participant whose Retirement Date is later than the date of such change; or (vi) reduce the benefit payable to a Predecessor Plan Participant under the provisions of the Supplemental Benefit Plan in effect on the date such Predecessor Plan Participant terminated employment with the Company. After a Change in Control, this program may not be amended, modified, suspended or terminated.

6.10 Effective Date. The Program, as herein set forth, was amended and restated
     --------------
     effective as of January 1, 1998.


                      Article VII - Rights of Participants
                      ------------------------------------

7.1  Annual Statement. The Company shall provide an annual statement to each
     ----------------
     person who is a Participant in this Program. Such statement will describe the benefits for which the Participant is or may become eligible and any relevant provisions of this Program affecting the receipt of such benefits.

7.2  Costs of Collection. The Company, in its sole discretion, may provide that
     -------------------
     if it should become necessary for a Participant to secure legal counsel to collect Program benefits, including benefits which the Company has acknowledged in a writing to the Participant as accrued under this Program, the Company will reimburse the Participant for the cost of such counsel as well as any other cost of collection.

7.3  Vested Rights. A Participant shall be vested in benefits under the various
     -------------
     components of the Program to the same extent as he or she is vested in benefits under the Retirement Plan or the Savings Plan, as applicable.


                  Article VIII - Administration of the Program
                  --------------------------------------------

8.1  General Administration
     ----------------------

          (a) The operation and administration of the Program shall be controlled and managed by the Company, acting through the Vice President - Human Resources and the Treasurer.

          (b) The Company shall, from time to time, establish guidelines with respect to the control and management of this Program and with respect to the claims review and appeal procedure under this Program.

          (c) In the exercise of their duties hereunder, the Vice President - Human Resources and the Treasurer may designate any other person or persons to carry out their functions and responsibilities.

          (d) All decisions, actions or interpretations by the Company shall be final, conclusive and binding on all parties.

8.2  Legal Interpretation. The text of this Program shall control, and the
     --------------------
     headings to the Parts, Articles, and Sections are for reference purposes only and do not limit or extend the meaning of any of the Program's provisions. The Program shall be governed by and constructed in accordance with the laws of the State of New York. Any interpretation of the Program by the General Counsel of the Company shall be conclusive as between the

     Company and its employees and retired or former employees and may be relied upon by Participants and all other parties in interest.

8.3  Records. The records of the Company and Affiliated Companies shall be
     -------
     conclusive in respect of all matters involved in the administration of this Program, the determination of eligibility of Participants, and the calculation of benefits.


                    Article IX - Non-Duplication of Benefits
                    ----------------------------------------

9.1 (a) If a Participant shall participate in another "excess benefit plan" of the Company or any Affiliated Company, benefits payable under such other excess benefit plan, to the extent attributable to the Limitation on Benefits (affecting the Retirement Plan), the Limitation on Contributions (affecting the Savings Plan), or the Limitation on Compensation (affecting both the Retirement Plan and the Savings Plan) which are the subject of the Program, shall reduce the Benefits otherwise payable under this Program. The decision of the Company as to duplication of benefits otherwise payable under this Program shall be final. For this purpose, if such other plan has as its purpose the intent to recompense its eligible participants for amounts affected by the Limitation on Benefits, the Limitation on Contributions, or the Limitation on Compensation, it will be deemed an excess benefit plan regardless of the terminology employed.

         (b) If the Limitation on Benefits or the Limitation on Compensation is changed after the Participant's Retirement Date with the effect of increasing the amount of benefit paid to or on account of a Participant under the Retirement Plan, the amount of any unpaid Supplemental Retirement Benefit determined under Article III of Part II may, in the Company's sole discretion, be reduced commensurate with the increase in the Retirement Plan benefit.


                      Article X - Participating Affiliates
                      ------------------------------------

10.1 Participation in Program
     ------------------------

         (a) Any Affiliated Company may become a Participating Affiliate with the consent of the Company upon the following conditions:

         (i) such Affiliated Company shall make, execute and deliver such instrument as the Company deems advisable; and

          (ii) such Affiliated Company shall designate the Company as its agent for purposes of this Program.

          (b) Any such Participating Affiliate may by action of its Board of Directors withdraw from participation, provided that no such withdrawal shall adversely affect rights accrued to the date of withdrawal under this Program, as determined by the Company.

10.2 Effect of Participation. Each Affiliated Company which with the consent of
     -----------------------
     the Company complies with Section 10. 1 (a) shall be deemed to have adopted this Program and each of its Parts for the benefit of its employees who participate in the Retirement Plan and the Savings Plan.

                                    PART II

                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
                            OF MOBIL OIL CORPORATION


                               Article I - Purpose
                               -------------------

1.1  The purpose of the Supplemental Retirement Benefit Plan (hereafter in this
     Part II, the "Plan") is to provide its Participants benefits which would have been payable from the tax-exempt trust under the Retirement Plan but for the Limitation on Benefits and the Limitation on Compensation.


                            Article II - Eligibility
                            ------------------------

2.1 A Participating Employee in the Retirement Plan shall be a Participant in the Plan in any year in which his or her Potential Retirement Benefit (if he or she terminated employment and elected to receive retirement benefits at the earliest possible Retirement Date) is greater than his or her Current Benefit at such date. Such a Participant shall receive or have paid for his or her account a Supplemental Retirement Benefit in an amount determined under Article III of this Part.


                         Article III - Amount of Benefit
                         -------------------------------

3.1  Supplemental Retirement Benefit - Below Salary Group Cut-Off. The benefits
     ------------------------------------------------------------
described in this Section 3.1 apply only to Participants who are, at the date of termination of employment, employed in a Salary Group below the Salary Group Cut-Off:

          (a) The principal amount of the Supplemental Retirement Benefit payable to a Participant who retires under the terms of the Retirement Plan shall be a lump sum amount equal to the difference, as of the Participant's Retirement Date, between (i) the amount of the lump sum benefit which would have been payable to or on account of the Participant under the Retirement Plan without regard to the Limitation on Benefits and without regard to the Limitation on Compensation and (ii) the amount of the lump sum benefit actually payable to or on account of the Participant under the Retirement Plan.

          (b) The principal amount of the Supplemental Retirement Benefit payable to a Participant who terminates employment with a vested right under the Retirement Plan shall be a lump sum amount equal to the difference, as of the first date the Participant could elect to receive benefits, between (i) the amount of the lump sum benefit which would have been payable to or on account of the Participant under the Retirement Plan without regard to the Limitation on Benefits and without regard to the Limitation on Compensation and (ii) the amount of the lump sum benefit actually payable to or on account of the Participant under the Retirement Plan.

          (c) The principal amount of the Supplemental Retirement Benefit payable for the account of a Participant who dies before the commencement of his or her benefits under the Retirement Plan shall be a lump sum amount equal to the difference, as of the date of the Participant's death, between
     (i) the amount of the lump sum benefit which would have been payable for his or her account under the Retirement Plan without regard to the Limitation on Benefits and without regard to the Limitation on Compensation and (ii) the amount of the lump sum benefit actually payable for his or her account under the Retirement Plan.

3.2  Supplemental Retirement Benefit - At or Above Salary Group Limit. The
     ----------------------------------------------------------------
benefits described in this Section 3.2 apply only to Participants who are, at the date of termination of employment, employed in a Salary Group at or above the Salary Group Cut-Off:

          (a) The annual annuity amount of the Supplemental Retirement Benefit payable to a Participant who retires under the terms of the Retirement Plan shall be an annual amount equal to the difference, as of the Participant's Retirement Date, between (i) the amount of the straight life annuity benefit which would have been payable to or on account of the Participant under the Retirement Plan without regard to the Limitation on Benefits and without regard to the Limitation on Compensation and (ii) the amount of the straight life annuity equivalent of the benefit actually payable to or on account of the Participant under the Retirement Plan.

          (b) The annual annuity amount of the Supplemental Retirement Benefit payable to a Participant who terminates employment with a vested right under the Retirement Plan shall be an annual amount equal to the difference, as of the first date the Participant could elect to receive benefits, between (i) the amount of the straight life annuity benefit which would have been payable to or on account of the Participant under the Retirement Plan without regard to the Limitation on Benefits and without regard to the Limitation on Compensation and (ii) the amount of the straight life annuity equivalent of the benefit actually payable to or on account of the Participant under the Retirement Plan.

          (c) The annual annuity amount of the Supplemental Retirement Benefit payable for the account of a Participant who dies after attaining age 50 but before the commencement of his or her benefits under the Retirement Plan shall be an annual amount equal to the difference, as of the date of the Participant's death, between (i) the amount of the straight life annuity benefit (based on the participant's age at death) which would have been payable for his or her account under the Retirement Plan without regard to the Limitation on Benefits and without regard to the Limitation on Compensation and (ii) the straight life annuity benefit actually payable for his or her account under the Retirement Plan.

          (d) The amount of the Supplemental Retirement Benefit payable for the account of a Participant who dies before attaining age 50 shall be an annual amount equal to the difference, as of the date the Participant would have attained age 50, between (i) the amount of the straight life annuity which would have been payable for his or her account under the Retirement Plan had he or she retired on that date without regard to the Limitation on Benefits and without regard to the Limitation on Compensation and (ii) straight life annuity which would have been payable for his or her account under the Retirement Plan had he or she retired on that date after application of the Limitation on Benefits and the Limitation on Compensation.

          (e) The amount of the benefit actually payable under the Retirement Plan, for purposes of paragraphs (a), (b) (c) and (d), above, shall be the straight life annuity of equivalent value (using the Retirement Plan's mortality and interest rate factors applicable to retirement lump sums) to the lump sum actually payable from the Retirement Plan, or, if the Retirement Plan benefits are paid in any form other than a lump sum, the straight life annuity of equivalent value to the benefit actually payable using the Retirement Plan's applicable mortality and interest rate factors.

3.3  Determination of Amounts. The principal amount or annuity amount of the
     ------------------------
     benefit, if any, payable to or for the account of a Participant under this
     Article 3 shall be determined by the Company by the application of such assumptions, methods and procedures as the Company, in its sole discretion shall determine to be consistent with Section 6.6 of Part I of this Program.

                                    PART III

                        SUPPLEMENTAL SAVINGS BENEFIT PLAN
                            OF MOBIL OIL CORPORATION


                               Article I - Purpose
                               -------------------

1.1  The purpose of this Supplemental Savings Benefit Plan (hereafter in this
     Part III, the "Plan"), is to provide its Participants benefits which would have been payable from the tax-exempt trust under the Savings Plan but for the limitations imposed by the Limitation on Contributions and the Limitation on Compensation and to provide additional deferred compensation for a select group of management or highly compensated employees.


                            Article II - Eligibility
                            ------------------------

2.1 A Participant in the Savings Plan whose employer-corporation contributions (exclusive of such person's own contributions to the 401(k) Account) are reduced under the Savings Plan as a result of the Limitation on Contributions or as a result of the Limitation on Compensation shall be a Participant in the Plan. In addition, a Participant in the Savings Plan who is excluded from eligibility for the 2% (or 3%, as applicable) employer-corporation contribution to the 401(k) Account or who is excluded from eligibility for Savings Plan contributions in respect of short-term incentive awards under the Incentive Plan because he or she is employed in a salary group at or above the Salary Group Cut-Off shall be a Participant in the Plan. A Supplemental Savings Benefit shall be payable to or for the account of a Participant in an amount determined under Article III of this Part.


                        Article III - Amount of Benefits
                        --------------------------------

3.1  Supplemental Savings Benefit
     ----------------------------

          (a) If the contributions to a Participant's ESOP account under the Savings Plan are reduced in any year because of the Limitation on Contributions, the Limitation on Compensation, or a combination thereof, a principal amount equal to such reduction shall be credited hereunder in favor of the affected Participant.

          (b) Effective February 1, 1990, if a Participant is ineligible to receive the 2% employer-corporation contribution to the 401(k) Account under the Savings Plan because he or she is employed in a salary group at or above the Salary Group Cut-Off, a principal amount shall be credited hereunder in favor of the affected Participant. The principal amount credited hereunder shall be:

          (i) 2% of such Participant's Base Pay (plus, after January 1, 1998, 2% of the Participant's Eligible Above Base Pay); plus

          (ii) an additional 1% of Base Pay (plus, after January 1, 1998, 1% of Eligible Above Base Pay) in the case of an employee described in the preceding sentence who satisfies the requirements of Section
                3.1.2 of the Savings Plan; plus

          (iii) in the case of a Director or Officer who waives participation in the ESOP, any amount that would have been credited under such ESOP.

          (c) Effective January 1, 1998, if a Participant is ineligible to receive ESOP contributions under the Savings Plan in respect of amounts paid under the Incentive Plan, a principal amount shall be credited hereunder in favor of the affected Participant in the amount of 4% of Eligible Above Base Pay.

          (d) Effective January 1, 1999, the principal amounts referred to in clause (i) of paragraph (b), above, shall no longer be credited. Effective January 1, 1999, the percentage referred to in paragraph (c) above shall be 6%, rather than 4%.

          (e) Principal amounts credited in favor of a Participant for a year shall be expressed in notional shares (and fractions thereof) of Mobil common stock. Such principal amounts shall accrue notional dividends (dividend equivalents) at the rates and times that dividends are paid on actual shares of Mobil common stock. Dividend equivalents credited in favor of a Participant shall be converted into additional notional shares (and fractions of shares) of common stock and shall accrue dividend equivalents as provided in the preceding sentence.

          (f) Amounts credited in favor of a Participant as LTFI units pursuant to Predecessor Plan provisions or investment change elections as provided in Section 3.2 shall be credited with notional earnings equal to the amount of earnings which would have been allocable to the such principal amounts had they been invested (and earnings reinvested) in LTFI units for the period until the date as of which benefits are payable or, if applicable, the date of an investment change to notional Mobil common stock.

          (g) Notwithstanding any election made by a participant who is a Director or Officer pursuant to this Section 3.1(g) as in effect prior to August 15, 1996, all new principal amounts credited in favor of an Officer or Director on or after August 15, 1996, shall be expressed in notional shares of Mobil common stock as provided in Section 3.1(e) above.

          (h) No Supplemental Savings Benefit shall be provided in recognition of the effect of any reduction in the Participant's own permissible after-tax allotments or contributions to the Savings Account under the Savings Plan attributable to the Limitation on Contributions or the Limitation on Compensation nor for any reduction or limitation on the Participant's own contributions to the 401(k) Account under the Savings Plan.

3.2  Investment Changes
     ------------------

          (a) Once per year Participants who are age 55 years or older may elect, at such time and in such manner as shall be determined by the Company, to have a portion of the amount credited to the Participant in the form of notional Mobil common stock credited instead in the form of LTFI units as provided in Section 3.1(f) of this Part. The price of Mobil common stock for purposes of this conversion shall be the price in effect under the Savings Plan for instructions to sell received at the time the election hereunder is received by the Company. The number of shares of notional Mobil common stock that can be converted to LTFI units in any one year is 25% of the total number of notional shares ever credited to the Participant (including any previously converted) minus the total number of shares previously converted. For a Participant whose age is 60 years or older, the preceding sentence shall be applied by substituting "50%" for "25%."

          (b) Once per year Participants shall have an opportunity, at such times and in such manner as determined by the Company, to elect to have amounts credited in LTFI units credited in notional shares of Mobil common stock, which shall accrue notional dividend equivalents as provided in
     Section 3.1(e). For purposes of conversions into notional Mobil common stock credits, the price in effect under the Savings Plan for instructions to purchase received at the time any election hereunder is received by the Company shall apply.

3.3  Benefit Amount at Retirement. The amount of a Participant's Supplemental
     ----------------------------
     Savings Benefit shall, at all times, be equal to (i) the sum of the annual principal amounts described in subsection (a), (b), (c) and (d) of Section
     3.1 and (ii) the aggregate amount of the notional earnings credited in favor of the Participant as provided in subsections (e), (f), and (g) of
     Section 3.1. Any amounts credited to the account of a Participant in the form of notional shares of Mobil common stock shall be converted to cash amounts as of the Participant's Retirement Date. For purposes of this conversion, the price of notional Mobil common stock shall be the average of the prices used for purchases in the Savings Plan for the most recent consecutive six monthly periods ending before the Participant's Retirement Date.

3.4  Crediting of Interest. Any principal amounts credited to the account of a
     ---------------------
     Participant under this Part III as of a Participant's Retirement Date shall be credited with interest at the rate specified in Section 4.1(b) of Part I from the Retirement Date to the last day of the month following the Participant's Retirement Date.

                                     PART IV

                       RETIREMENT BENEFIT ENHANCEMENT PLAN
                            OF MOBIL OIL CORPORATION


                               Article I - Purpose
                               -------------------

1.1  The purpose of this Retirement Benefit Enhancement Plan (hereafter in this
     Part IV, the "Plan") is to provide its Participants with a reasonable level of retirement benefits.


                            Article II - Eligibility
                            ------------------------

2.1 A Participant in the Retirement Plan who is employed in a salary group below the Salary Group Cut-Off shall be a Participant in this Plan, if the lump sum value of the Potential Retirement Benefit, calculated using the assumptions described in Section 3.1(a)(i) of this Plan is equal to or greater than the Eligibility Threshold Amount.


                         Article III - Amount of Benefit
                         -------------------------------

3.1  Retirement Enhancement Benefit
     ------------------------------

          (a) The amount of the Retirement Enhancement Benefit payable under this Plan shall be an amount equal to the difference, if any, between (i) the amount of the lump sum value of the benefit which would have been payable to or for the account of the Participant under the Retirement Plan without regard to any applicable Limitation on Benefits or Limitation on Compensation, determined by using an interest rate of 5% and Mobil Blended Unisex Mortality for the Prorated Benefit attributable to periods of accredited service prior to February 1, 1985; 9 1/2% and Mobil Blended Unisex Mortality for the Prorated Benefit attributable to periods of accredited service after February 1, 1985, but prior to June 1, 1986; and the applicable interest rate and mortality basis as provided in the Retirement Plan for the Prorated Benefit attributable to periods of accredited service after June 1, 1986, and (ii) the amount of the lump sum value of the benefit payable to or for the account of such Participant under the Retirement Plan determined under the relevant provisions of such Plan, without regard to any applicable Limitation on Benefits or Limitation on Compensation.

          (b) The determination of the amount of the benefit, if any, payable to or for the account of a Participant under this Section shall be made by the Company as of the earlier of the Participant's Retirement Date or the date benefits are first paid for his or her account under the death benefit provisions of the Retirement Plan and otherwise by the application of such assumptions, methods and procedures as the Company, in its sole discretion, shall determine to be consistent with Section 6.6 of Part I of this Program.

                                     PART V

                      RETIREMENT BENEFIT EQUALIZATION PLAN
                            OF MOBIL OIL CORPORATION


                               Article I - Purpose
                               -------------------

1.1 This Retirement Benefit Equalization Plan (hereafter in this Part V, the "Plan") was established by Mobil Oil Corporation effective as of June 28, 1985. In order to retain the services of key employees of outstanding abilities and to motivate such employees to exert their best efforts, Mobil Oil Corporation has adopted a policy designed to provide such employees with a reasonable level of after-tax retirement benefits. The purpose of the Plan is to enable Mobil Oil Corporation to carry out such policy with respect to certain key employees designated as Participants.


                            Article II - Eligibility
                            ------------------------

2.1 A Participant in the Supplemental Retirement Benefit, Supplemental Savings Benefit, or Retirement Benefit Enhancement Plans set forth in Parts II, III and IV of this Program who was born prior to January 1, 1936, shall be a Participant in this Plan, and shall receive a Retirement Equalization Benefit determined under Article III of this Plan.


                        Article III - Amount of Benefits
                        --------------------------------

3.1  Retirement Equalization Benefit
     -------------------------------

          (a) If an amount is payable to or for the account of a Participant pursuant to:

          (i) Section 3.1 of Part II, the Supplemental Retirement Benefit Plan (applicable only to Participants employed in salary groups below the Salary Group Cut-Off);

          (ii)  Part III, the Supplemental Savings Benefit Plan; or

          (iii) Part IV, the Retirement Benefit Enhancement Plan (applicable only to Participants employed in salary groups below the Salary Group Cut-Off), a Retirement Equalization Benefit shall be paid under this Plan in favor of such Participant in respect of such amounts.

          (b) For a Participant who becomes eligible to receive a Retirement Equalization Benefit by reason of attaining his or her Retirement Date in 1998 or later, the amount of Retirement Equalization Benefit to be paid shall be determined by multiplying each of the amounts referred to in paragraph (a), above, by the appropriate factors as set forth in the "Table for 1988" which is designated "Appendix A" to this Part.

          (c) The Company may, at its sole discretion, alter or amend the method used to determine the amount of any Retirement Equalization Benefit or increase, decrease or reduce to zero, the factors set forth in Appendix A by adoption of an additional table or tables, except that any such change shall have effect only with respect to Participants who first become eligible to receive or have paid on their account a benefit under this Part by reason of attaining their Retirement Dates or the occurrence of their death on a date which is later than the date of such change.

          (d) The determination of the benefit, if any, payable to or for the account of a Participant under this Section shall be made by the Company as of the Participant's Retirement Date or date of death.

                                                                         Table 1

                    1999 - 2001 TAX EQUALIZATION FACTOR TABLE
                             39.6% FEDERAL TAX RATE
    (Supplemental Plan Installment Payments of more than or equal to $250,000 per year)


                                         Year of Retirement
 -----------------------------------------------------------------------------
        Year of Entry          1999            2000                2001
 -----------------------------------------------------------------------------
             1945              22.2            21.8                21.4
             1946              21.9            21.5                21.1
             1947              21.5            21.1                20.7
             1948              21.1            20.7                20.3
             1949              20.7            20.3                19.9
 -----------------------------------------------------------------------------
             1950              20.3            19.9                19.5
             1951              19.8            19.4                19.0
             1952              19.4            19.0                18.6
             1953              18.9            18.5                18.1
             1954              18.4            18.0                17.6
 -----------------------------------------------------------------------------
             1955              17.9            17.5                17.1
             1956              17.3            16.9                16.6
             1957              16.8            16.4                16.0
             1958              16.2            15.8                15.4
             1959              15.5            15.1                14.8
 -----------------------------------------------------------------------------
             1960              14.9            14.5                14.1
             1961              14.2            13.8                13.5
             1962              13.4            13.1                12.7
             1963              12.7            12.3                12.0
             1964              11.8            11.5                11.2
 -----------------------------------------------------------------------------
             1965              11.0            10.6                10.4
             1966              10.0             9.7                 9.5
             1967               9.1             8.8                 8.5
             1968               8.0             7.8                 7.5
             1969               6.9             6.7                 6.5
 -----------------------------------------------------------------------------
             1970               5.7             5.5                 5.3
             1971               4.4             4.3                 4.1
             1972               3.1             3.0                 2.9
             1973               1.6             1.5                 1.5
             1974               0.0             0.0                 0.0
 -----------------------------------------------------------------------------

Assumptions:

o    39.6% Federal tax rate

o 20% tax rate on long term capital gains (grandfathered for lump sum pension distributions).

o 5.7% hypothetical state tax rate and Federal conformity with respect to capital gains treatment.

o Federal deduction for state tax is limited by 1991 tax law (to the lesser of 20% of the state tax rate or the state tax rate minus 3%).